SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          FORM 8-K
                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported):  August 20, 1998

                     THE PANDA PROJECT, INC.
     (Exact name of registrant as specified in its charter)

FLORIDA                    0-24030              65-0323354
(State or other           (Commission          (IRS Employer
jurisdiction of            File Number)         Identification
incorporation)                                  Number)

901 Yamato Road                       33431
(Address of principal executive)    (Zip Code)

Registrant's telephone number, including area code:  (561) 994-2300

                   ________________________
   (Former name or former address, if changed since last report)





Item 5.   Other Events
          ------------

     On August 20, 1998, the Company received a letter from the Nasdaq Stock Market stating that continued listing of the Common Stock on the Nasdaq National Market was no longer warranted. The Company intends to appeal this decision and understands the Common Stock will remain listed on NMS pending resolution of the appeal. There can be no assurance the Company will be successful in maintaining the listing of the Common Stock on NMS. The delisting of the Company's Common Stock from NMS would adversely affect the liquidity of the Company's Common Stock and the ability of the Company to raise capital.

Item 7.   Financial Statements and Exhibits
          ---------------------------------

    (c)  Exhibits

99.1 Press Release dated August 25, 1998


                       SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE PANDA PROJECT, INC.


                              By:  /S/ KEVIN J. CALHOUN
                                   Kevin J. Calhoun
                                   Chief Financial Officer
Dated:  August 25, 1998

                                         EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Company Contact
Jeff Mehler, Investor Relations
561-994-2300

        THE PANDA PROJECT TO APPEAL NASDAQ NOTICE

BOCA RATON, FL, August 25, 1998 - The Panda Project, Inc. (Nasdaq:
PNDA) today announced that it has received a notice from the Nasdaq Stock Market stating that continued listing of the Common Stock of the Company on the Nasdaq National Market ("NMS") was no longer warranted. The Company has requested a hearing with Nasdaq to appeal the decision. The Company understands that its Common Stock will continue to remain listed on the NMS pending resolution of the appeal and that the date of the hearing will likely be during the month of October 1998.

         Visit The Panda Project on the World Wide Web at
                      www.pandaproject.com